FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
SECOND QUARTER FISCAL YEAR 2013

Company continues to grow Pie Five Pizza Co. concept

THE COLONY, Texas – February 6, 2013 -- PIZZA INN HOLDINGS, INC. (NASDAQ: PZZI)

Second Quarter Highlights:

•	The Company opened an additional Pie Five Pizza Co. restaurant
•	Company awarded first two Pie Five Pizza Co. franchise development agreements
•	Company-owned restaurant sales increased 55.8% over the second quarter of fiscal 2012 to $2.0 million
•	Net income decreased $0.2 million from the second quarter of fiscal 2012 to a loss of $120,000
•	Compared to second quarter of fiscal 2012, total domestic Pizza Inn franchised same store sales decreased 4.5%
•	EBITDA decreased $0.2 million to $0.1 million compared to the second quarter offiscal 2012

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the second fiscal quarter ended December 23, 2012.  Second quarter net income decreased $0.2 million to a loss of $120,000, or $0.01 per share, compared to net income of $56,000, or $0.01 per share, for the same quarter of the prior fiscal year.  The decline in net income was primarily attributable to lower revenue earned from franchising and food and supply sales and higher costs related to the continued development of the Pie Five Pizza Co. concept when compared to the second quarter ended December 25, 2011.

Second quarter revenues increased to $10.5 million in fiscal 2013 compared to $10.3 million in the prior fiscal year. Food and supply sales decreased by approximately $0.4 million, or 5.4%, due to the combined impact of a decrease in the average number of restaurants open and an 8.7% decrease in total domestic franchisee retail sales. Compared to the second quarter of fiscal 2012, Company-owned restaurant sales increased 55.8% to $2.0 million due primarily to new store openings.

"We continued to expand our Pie Five concept with the opening of another corporate-owned location during the second fiscal quarter,” said Randy Gier, President and Chief Executive Officer. “We also welcomed 2013 with the opening of our ninth corporate-owned Pie Five in January.  In the second fiscal quarter we awarded our first two multi-unit franchise agreements to develop up to 18 locations in Utah and North Carolina. At the same time, we have invested in the people and infrastructure for further development of our brands with the addition of Flynn Dekker as Chief Marketing Officer for Pizza Inn Holdings and Chris Smith as Vice President of Operations for Pie Five. We have plans to continue opening new Pie Five locations throughout 2013.  The pace of store openings is contingent upon the availability of quality real estate and the completion of new retail centers in which we have leased space.

“The retail sales trend in the Pizza Inn system was negative when compared to the prior year period primarily as a result of significant pricing competition in the pizza market,” Gier added. “However, new initiatives are underway to improve product quality and to communicate with loyal customers as well as new audiences about the value of Pizza Inn’s legendary menu. We have a very unique product offering that is not matched by larger pizza competitors. We will continue to develop a strategy to leverage this to the benefit of the Pizza Inn system.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings will be achieved.

About Pizza Inn Holdings, Inc.:

Headquartered in the Dallas suburb of The Colony, TX, Pizza Inn Holdings, Inc., is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks "Pizza Inn" and "Pie Five Pizza Co." Pizza Inn is an international pizza chain featuring traditional and specialty pizzas, as well as freshly made pastas, sandwiches, and desserts. Pie Five Pizza Co. is a fast-casual concept offering individual pizzas made to order and cooked in less than five minutes. Founded in 1958, Pizza Inn Holdings Inc. owns and franchises approximately 300 restaurants. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI”.  For more information, please visit www.pizzainn.com.

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PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 23,	December 25,	December 23,	December 25,
	2012	2011	2012	2011
REVENUES:
Food and supply sales	$7,701	$8,137	$15,411	$17,044
Franchise revenue	890	943	1,792	1,892
Restaurant sales	1,957	1,256	3,783	2,547
	10,548	10,336	20,986	21,483

COSTS AND EXPENSES:
Cost of sales	8,875	8,611	17,667	17,861
General and administrative expenses	1,153	898	2,158	1,793
Franchise expenses	566	521	1,067	973
Pre-opening expenses	85	164	164	176
Bad debt	45	15	90	30
Interest expense	35	17	139	33
	10,759	10,226	21,285	20,866

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	(211)	110	(299)	617
Income tax (benefit) expense	(103)	39	(148)	217
(LOSS) INCOME FROM CONTINUING OPERATIONS	(108)	71	(151)	400

Loss from discontinued operations, net of taxes	(12)	(15)	(27)	(31)
NET (LOSS) INCOME	$(120)	$56	$(178)	$369

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
(Loss) Income from continuing operations	$(0.01)	$0.01	$(0.02)	$0.05
Loss from discontinued operations	-	-	-	-
Net (loss) income	$(0.01)	$0.01	$(0.02)	$0.05

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

(Loss) Income from continuing operations	$(0.01)	$0.01	$(0.02)	$0.05
Loss from discontinued operations	-	-	-	-
Net (loss) income	$(0.01)	$0.01	$(0.02)	$0.05

Weighted average common shares outstanding - basic	8,021	8,013	8,021	8,012

Weighted average common and
potential dilutive common shares outstanding	8,184	8,362	8,172	8,292

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 23,	June 24,
ASSETS	2012 (unaudited)	2012

CURRENT ASSETS
Cash and cash equivalents	$534	$590
Accounts receivable, less allowance for bad debts
of $252 and $253, respectively	3,303	3,098
Inventories	1,531	1,852
Income tax receivable	429	431
Deferred income tax assets	1,070	1,078
Prepaid expenses and other	436	256
Total current assets	7,303	7,305

LONG-TERM ASSETS
Property, plant and equipment, net	5,520	4,794
Long-term notes receivable	115	27
Deposits and other	216	372
	$13,154	$12,498
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,422	$1,562
Accrued expenses	1,856	1,756
Deferred revenues	128	200
Bank debt	556	765
Total current liabilities	3,962	4,283

LONG-TERM LIABILITIES
Bank debt, net of current portion	2,219	977
Deferred tax liability	553	699
Deferred revenues, net of current portion	107	125
Deferred gain on sale of property	71	84
Other long-term liabilities	22	22
Total liabilities	6,934	6,190

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,140,319;
outstanding 8,020,919	151	151
Additional paid-in capital	9,244	9,154
Retained earnings	21,461	21,639
Treasury stock at cost
Shares in treasury: 7,119,400	(24,636)	(24,636)
Total shareholders' equity	6,220	6,308
	$13,154	$12,498

PIZZA INN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 23,	December 25,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss) income	$(178)	$369
Adjustments to reconcile net (loss) income to
cash provided by operating activities:
Depreciation and amortization	627	389
Stock compensation expense	90	73
Deferred tax	(138)	39
Provision for litigation costs
Provision for bad debts	1	30
Changes in operating assets and liabilities:
Notes and accounts receivable	(319)	(282)
Inventories	321	105
Accounts payable - trade	(140)	(8)
Accrued expenses	100	(169)
Deferred revenue	(103)	(78)
Prepaid expenses and other	(26)	(283)
Cash provided by operating activities	235	185

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(1,324)	(1,222)
Cash used by investing activities	(1,324)	(1,222)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	-	23
Borrowings of bank debt	3,160	741
Repayments of bank debt	(2,127)	(167)
Repayments of bank debt - F&M	-	-
Cash provided by financing activities	1,033	597

Net decrease in cash and cash equivalents	(56)	(440)
Cash and cash equivalents, beginning of period	590	949
Cash and cash equivalents, end of period	$534	$509

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR:

Interest	$141	$32
Income taxes - net	-	57

PIZZA INN HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended
	December 23,	December 25,
	2012	2011
Net (loss) income	$(120)	$56
Interest expense	35	17
Taxes	(103)	39
Depreciation and amortization	326	206
EBITDA	$138	$318

	Six Months Ended
	December 23,	December 25,
	2012	2011
Net (loss) income	$(178)	$369
Interest expense	139	33
Taxes	(148)	217
Depreciation and amortization	627	389
EBITDA	$440	$1,008